SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current report
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): June 30, 2005

                     PERFORMANCE TECHNOLOGIES, INCORPORATED
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)


         0-27460                                         16-1158413
(Commission File Number)                    (I.R.S. Employer Identification No.)


205 Indigo Creek Drive, Rochester, New York                14626
(Address of principal executive offices)                 (Zip Code)


                                 (585) 256-0200
                (Registrant's telephone number, including area code)


                                (Not Applicable)
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On June 30, 2005, Performance Technologies, Incorporated updated its guidance for the second quarter 2005. A copy of the press release is being furnished as
Exhibit 99.1 to this Form 8-K.


(c) Exhibits.

(99.1) Press release issued by Performance Technologies, Incorporated on June 30, 2005.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                PERFORMANCE TECHNOLOGIES, INCORPORATED


July 1, 2005                       By:/s/   Donald L. Turrell
                                   --------------------------------
                                            Donald L. Turrell
                                            President and
                                            Chief Executive Officer


July 1, 2005                       By:/s/   Dorrance W. Lamb
                                   --------------------------------
                                            Dorrance W. Lamb
                                            Chief Financial Officer and
                                            Vice President of Finance

                                                                    Exhibit 99.1

For more information contact:
Dorrance W. Lamb
Chief Financial Officer
Performance Technologies
585-256-0200 ext. 276
http://www.pt.com
finance@pt.com
--------------


                    Performance Technologies Updates Guidance
                           for the Second Quarter 2005

ROCHESTER, NY - June 30, 2005 -- Performance Technologies, Inc. (Nasdaq NM:
PTIX) today updated its guidance for the second quarter 2005. Performance Technologies' current expectations for the second quarter include the following:

    o Earnings for the second quarter, excluding restructuring charges of approximately $.1 million, are now expected to be in the range of $.00 to $.02 per diluted share, compared to earlier guidance of $.05 to $.09 per diluted share.
    o Revenue for the second quarter 2005 is now expected to be between $10.7 million and $11.0 million, compared to earlier expectations of $13.0 million to $14.0 million. The reduction in revenue is due to a combination of customer reschedules for expected second quarter orders until after the second quarter, compounded by a general weakness in demand from several of the Company's telecommunications customers.

"General weakness and near-term deployment schedule changes in the telecommunications market have significantly influenced the current quarter's revenue and operating earnings," said Donald Turrell, president and chief executive officer. "While forward-looking visibility for customer orders remains limited, we expect deployment of major domestic network upgrades announced earlier in the year to still move forward, thus strengthening demand for the Company's products. In addition, the Company has cash, cash equivalents and investments amounting to approximately $29.0 million, or $2.25 per share at June 30, 2005, and no long-term debt."

Operating expenses for the second quarter are lower than in the first quarter, as expected, and the final step in the previously announced centralization and streamlining plan to reduce operating expenses by approximately $2.0 million is on schedule and will be completed in September 2005. The primary focus of this effort is to eliminate redundancy in the Company's multi-location operations.

Further information about the Company's cost reduction efforts and second half revenue prospects will be discussed in the Company's second quarter earnings press release scheduled after the market closes on July 28, 2005.

About Performance Technologies
Performance Technologies (Nasdaq NM: PTIX) develops integrated platforms, components and software solutions for the world's evolving communications infrastructure. Our broad customer base includes companies in the communications, military and commercial markets. Serving the industry for more than 20 years, our complete line of packet-based products enables equipment manufacturers and service providers to offer highly available and fully-managed systems with time-to-market, performance and cost advantages.

Performance Technologies is headquartered in Rochester, New York. Additional operational and engineering facilities are located in San Diego and San Luis Obispo, California; Norwood, Massachusetts and Ottawa, Canada. For more information, visit www.pt.com.

Forward Looking Statements
The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. This press release contains forward-looking statements which reflect the Company's current views with respect to future events and financial performance, within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and is subject to the safe harbor provisions of those Sections.

These forward-looking statements are subject to certain risks and uncertainties, and the Company's actual results could differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, among other factors, general business and economic conditions, rapid technological changes accompanied by frequent new product introductions, competitive pressures, dependence on key customers, the attainment of design wins, fluctuations in quarterly and annual results, the reliance on a limited number of third party suppliers, limitations of the Company's manufacturing arrangements, the protection of the Company's proprietary technology, the dependence on key personnel, potential delays associated with the purchase and implementation of an advanced planning and scheduling system, and potential impairments of investments. These statements should be read in conjunction with the audited Consolidated Financial Statements, the Notes thereto, and Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company as of December 31, 2004, as reported in its Annual Report on Form 10-K, and other documents as filed with the Securities and Exchange Commission.